CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Reserve Bancorp, Inc.
Pittsburgh, Pennsylvania


     We hereby consent to the incorporation by reference in Registration Statement No. 333-105440 of Reserve Bancorp, Inc. on Form S-8 of our report dated October 24, 2003, appearing in the Annual Report on Form 10-KSB of Reserve Bancorp, Inc. for the year ended September 30, 2003.




/s/ Parente Randolph, LLC


Parente Randolph, LLC
Pittsburgh, Pennsylvania
December 23, 2003